SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          PERIPHERAL CONNECTIONS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                          87-0485315
(State or other jurisdiction          (I.R.S. Employer
of incorporation)                   Identification Number)



Hollywood Suites, 176 John Street,
Toronto, Ontario CANADA                M5T 1X5
(Address of Principal Executive       (Zip Code)
Office)

                    Consulting Agreement Stock Issuance Plan
                            (Full Title of the Plan)

                             Leslie J. Weiss, Esq.
                         Sugar, Friedberg & Felsenthal
                      30 North LaSalle Street, Suite 2600
                            Chicago, Illinois 60602
                    (Name and address of agent for service)

                                 (312) 704-9400
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                         Proposed       Proposed
 Title of                 Maximum        Maximum
Securities    Amount     Offering       Aggregate      Amount of
 to be        to be      Price Per      Offering     Registration
Registered  Registered    Share           Price           Fee


Common        750,000    $3 3/16        $2,390,625      $706(1)
Stock


(1) Estimated pursuant to Rule 457(h)(1). The value of the shares is based on the average of the bid and ask price of the securities as of May 7, 1998.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the consultant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. These documents are available without charge, upon written or oral request, of Peripheral Connections, Inc. (the "Company").

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

                  The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

         a. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

                  The Company's report on Form 8-K dated April 9, 1998.

         c. The description of the Company's Class A Common Stock, $0.001 par value, contained in the Company's registration statement on Form S-1 filed in June, 1993.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which registers all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

                 Not Applicable.


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


Item 6.  Indemnification of Officers and Directors.

         Sections 78.7502 and 78.751 of the Nevada General Corporation Law provide that (the "Company") may, and in certain circumstances must, indemnify the directors and officers of the Corporation against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. The Company's bylaws, which are incorporated herein, require the Company to indemnify directors and officers except with respect to any claim arising out of his negligence or willful misconduct.

         The Company's indemnification provisions shall be enforced to the fullest extent permitted under law.

Item 7.  Exemption from Registration Claimed.

                  The Registrant transferred the securities to be registered hereunder to an off-shore investor pursuant to Regulation S. The transaction was effected directly by the Registrant with the off-shore investor. The Registrant meets the qualifications required for an exemption under Rule 903 of Regulation
S. The issuance of the securities was made in conformance with the requirements of Regulation S as follows: a certificate was signed by the off-shore investor which (i) includes a number of representations and warranties by the investor as to the investor's status as a non-U.S. person, (ii) contains a restrictive legend stating that the shares of common stock cannot be resold except in accordance with Regulation S, and (iii) contains representations, warranties and covenants from the investor with respect to the investor's current and future compliance with the requirements of Regulation S. Not Applicable.

Item 8.  Exhibits.

         Exhibit                                                        Page
         Number   Document                                             Number



         2.1      Stock Purchase and Sale Agreement
                  dated March 19, 1998 filed as
                  Exhibit 2.1 to the Company's
                  Form 10-KSB for the year ended


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





                  December 31, 1997 and incorporated herein by reference.

         3        By-laws filed as Exhibit 3(ii) to
                  the Company's Form 10-KSB for the
                  year ended December 31, 1996 and
                  incorporated herein by reference.

         23       Consent of Smith & Company                               8

Item 9.  Undertakings.

(1)               The undersigned Registrant hereby undertakes:

                           (a)     to file, during any period in which offers or
sales are being made, a post-effective  amendment to this Registration Statement
(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                           (b)      that, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (c)      to remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement


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





relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the even that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

                           Pursuant to the requirements of the Securities Act
of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on this 8th day of May, 1998.

                                     PERIPHERAL CONNECTIONS, INC.


                                     By:      /s/Tomas G. Wilmot
                                              Tomas G. Wilmot, President

                           Pursuant to the requirements of the Securities Act
of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: May 8, 1998                   /s/ Tomas G. Wilmot
                                    -------------------
                                    Tomas G. Wilmot, President,
                                    Chairman of the Board and
                                    Director


Date:  May 8, 1998                  /s/ Milton Klyman
                                    -----------------
                                    Milton Klyman, Secretary,
                                    Treasurer, and Director



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





                                  EXHIBIT INDEX

         Exhibit                                                       Page
         Number   Document                                             Number

         2.1      Stock Purchase and Sale Agreement
                  dated March 19, 1998 filed as
                  Exhibit 2.1 to the Company's Form
                  10-KSB for the year ended
                  December 31, 1997 and incorporated
                  herein by reference.

         3        By-laws filed as Exhibit 3(ii) to
                  the Company's Form 10-KSB for the
                  year ended December 31, 1996 and
                  incorporated herein by reference.

         23       Consent of Smith & Company                            8





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


                                 SMITH & COMPANY
                          A PROFESSIONAL CORPORATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                                   10 WEST 100 SOUTH, SUITE 700
AMERICAN INSTITUTE OF                         SALT LAKE CITY, UTAH 84101
     CERTIFIED PUBLIC ACCOUNTANTS             TELEPHONE:  (801) 575-8297
UTAH ASSOCIATION OF                           FACSIMILE:  (801) 575-8306
     CERTIFIED PUBLIC ACCOUNTANTS             E-MAIL: smith&co@smithandcocpa.com
--------------------------------------------------------------------------------
                                   EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (of 750,000 Shares of Class A common stock, par value $0.001 per share of Peripheral Connections, Inc.) of our report dated March 9, 1998 included in PERIPHERAL CONNECTIONS, INC.'s Form 10-KSB for the year ended December 31, 1997 and to all references to included in the registration statement.




                                                     /s/ Smith & Company
                                                    CERTIFIED PUBLIC ACCOUNTANTS


Salt Lake City, Utah
May 8, 1998


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